AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1995
                              REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             KEY TRONIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   WASHINGTON
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   91-0849125
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                              N. 4424 SULLIVAN ROAD
                            SPOKANE, WASHINGTON 99216
                                 (509) 928-8000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                          AGENT FOR SERVICE OF PROCESS)

                               RONALD F. KLAWITTER
                      VICE PRESIDENT, FINANCE AND TREASURER
                             KEY TRONIC CORPORATION
                              N. 4424 SULLIVAN ROAD
                            SPOKANE, WASHINGTON 99216
                                 (509) 928-8000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                        OF AGENT FOR SERVICE OF PROCESS)

                                   COPIES TO:

                             STEPHEN M. TENNIS, ESQ.
                               MORRISON & FOERSTER
                               755 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

  IF ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX: __

  IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: _X_

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED
COMMON STOCK, NO
                                                              PAR VALUE

AMOUNT TO BE REGISTERED(1)                                    1,000,000
SHARES

PROPOSED MAXIMUM OFFERING
PRICE PER UNIT                                                   $10.75(2)

PROPOSED MAXIMUM AGGREGATE
OFFERING PRICE                                              $10,750,000

AMOUNT OF REGISTRATION FEE                                       $3,707

(1) REPRESENTS 1,000,000 SHARES OF COMMON STOCK TO BE ACQUIRED BY CERTAIN SECURITY HOLDERS OF THE COMPANY UPON THE EXERCISE OF CERTAIN OPTIONS ACQUIRED IN FEBRUARY 1992 AND CERTAIN SHARES ACQUIRED PRIOR TO OCTOBER
1986. SEE "BACKGROUND OF THE OFFERING."
(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE IN ACCORDANCE WITH RULES 457(C).

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED MAY 19, 1995.


                             KEY TRONIC CORPORATION

                        1,000,000 SHARES OF COMMON STOCK

  THIS PROSPECTUS RELATES TO 1,000,000 SHARES OF COMMON STOCK, NO PAR VALUE (THE "COMMON STOCK") OF KEY TRONIC CORPORATION (THE "COMPANY") TO BE OFFERED AND SOLD FROM TIME TO TIME FOR THE ACCOUNT OF CERTAIN HOLDERS OF COMMON STOCK OF THE COMPANY (THE "SELLING SHAREHOLDERS") WHO WILL ACQUIRE CERTAIN SHARES OF THE COMMON STOCK UPON EXERCISE OF A CERTAIN OPTION ACQUIRED IN FEBRUARY 1992 AND CERTAIN OTHER SHARES OF THE COMMON STOCK ACQUIRED PRIOR TO OCTOBER 1986. SEE "BACKGROUND OF THE OFFERING," "PLAN OF DISTRIBUTION" AND "SELLING
SHAREHOLDER."
THE COMPANY WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF THE COMMON STOCK.

  THE COMPANY HAS BEEN ADVISED BY THE SELLING SHAREHOLDERS THAT ALL OR A PORTION OF THE COMMON STOCK MAY BE DISPOSED OF HEREUNDER FROM TIME TO TIME IN ONE OR A COMBINATION OF THE FOLLOWING TRANSACTIONS: (A) A "BROKER'S TRANSACTION" WITHIN THE MEANING OF SECTION 4(4) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), WHERE THE BROKER ACTS AS AGENT FOR THE SELLING SHAREHOLDERS AND RECEIVES ONLY THE NORMAL AND CUSTOMARY COMMISSIONS WITH REGARD TO SUCH TRANSACTION; (B) A TRANSACTION DIRECTLY WITH A "MARKET MAKER" WITHIN THE MEANING OF SECTION 3(A)(38) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"); (C) IN PRIVATELY NEGOTIATED TRANSACTIONS AT PRIVATELY NEGOTIATED PRICES; OR (D)BY GIFT. ANY COMMISSIONS OR DISCOUNTS PAID OR ALLOWED TO BROKERS, DEALERS, OR AGENTS MAY BE CHANGED FROM TIME TO TIME. SEE "PLAN OF DISTRIBUTION."

  THE SELLING SHAREHOLDERS AND ANY BROKERS, DEALERS OR AGENTS WHO PARTICIPATE IN THE SALE OF THE COMMON STOCK MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF SECTION 2(11) OF THE SECURITIES ACT, AND THE COMMISSIONS PAID OR DISCOUNTS ALLOWED TO ANY SUCH BROKERS, DEALERS OR AGENTS, IN ADDITION TO ANY PROFITS RECEIVED ON RESALE OF THE COMMON STOCK, IF ANY OF SUCH BROKERS, DEALERS OR AGENTS SHOULD PURCHASE ANY COMMON STOCK AS A PRINCIPAL, MAY BE DEEMED TO BE UNDERWRITING DISCOUNTS OR COMMISSIONS UNDER THE SECURITIES ACT. IN THE EVENT OF A TRANSACTION HEREUNDER IN WHICH A BROKER OR DEALER ACTS AS A PRINCIPAL, THIS PROSPECTUS WILL BE SUPPLEMENTED TO PROVIDE MATERIAL FACTS WITH RESPECT TO SUCH TRANSACTION.

  THE COMPANY WILL PAY ALL EXPENSES INCIDENT TO THE REGISTRATION OF THE COMMON STOCK, ESTIMATED TO BE APPROXIMATELY $48,707.00. NORMAL COMMISSION EXPENSES AND BROKERAGE FEES AND ANY APPLICABLE STOCK TRANSFER TAXES RELATING TO THE COMMON STOCK ARE PAYABLE BY THE SELLING SHAREHOLDERS.

  THE COMMON STOCK IS QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "KTCC." ON MAY 17, 1995, THE LAST REPORTED SALES PRICE OF THE COMMON STOCK WAS $14.00.


          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                               SEE "RISK FACTORS."
                                   __________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                                                               PER SHARE

       PRICE TO PUBLIC                                     SEE TEXT ABOVE
       UNDERWRITING DISCOUNTS OR COMMISSIONS               SEE TEXT ABOVE
       PROCEEDS TO SELLING SHAREHOLDER(1)                  SEE TEXT ABOVE


  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFEROR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


               THE DATE OF THIS PROSPECTUS IS MAY 19, 1995.


                              AVAILABLE INFORMATION

  THE COMPANY IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), AND, IN ACCORDANCE THEREWITH, FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). SUCH REPORTS AND OTHER INFORMATION FILED BY THE COMPANY CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, AT THE NEW YORK REGIONAL OFFICE OF THE COMMISSION AT 7 WORLD TRADE CENTER, 13TH FLOOR, NEW YORK, NEW YORK 10048 AND THE CHICAGO REGIONAL OFFICE OF THE COMMISSION AT NORTHWESTERN ATRIUM CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, AT PRESCRIBED RATES.

  THE COMPANY HAS FILED WITH THE COMMISSION A REGISTRATION STATEMENT ON FORM S-3 (TOGETHER WITH ALL AMENDMENTS AND EXHIBITS THERETO, THE "REGISTRATION STATEMENT") UNDER THE SECURITIES ACT WITH RESPECT TO THE SECURITIES OFFERED HEREBY. THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, CERTAIN PARTS OF WHICH ARE OMITTED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE COMMISSION. STATEMENTS CONTAINED IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY CONTRACT OR OTHER DOCUMENT REFERRED TO ARE NOT NECESSARILY COMPLETE AND IN EACH INSTANCE REFERENCE IS MADE TO THE COPY OF SUCH CONTRACT OR OTHER DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT, EACH SUCH STATEMENT BEING QUALIFIED BY SUCH REFERENCE. FOR FURTHER INFORMATION REGARDING THE COMPANY AND THE SECURITIES OFFERED BY THIS PROSPECTUS, REFERENCE IS MADE TO THE REGISTRATION STATEMENT AND THE EXHIBITS AND SCHEDULES RELATING THERETO. THE REGISTRATION STATEMENT AND THE EXHIBITS AND SCHEDULES THERETO MAY BE INSPECTED BY ANYONE WITHOUT CHARGE AT THE OFFICE OF THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, AND COPIES CAN BE OBTAINED FROM THE COMMISSION AT PRESCRIBED RATES.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  THE FOLLOWING DOCUMENTS FILED BY THE COMPANY WITH THE COMMISSION ARE INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF, EXCEPT AS SUPERSEDED OR MODIFIED HEREIN: (I) THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED JULY 2, 1994; (II) THE COMPANY'S QUARTERLY REPORTS ON FORMS 10-Q FOR THE QUARTERS ENDED OCTOBER 1, 1994, DECEMBER 31, 1994, AND APRIL 1, 1995; (III) THE COMPANY'S AMENDMENT ON FORM 10KA TO THE COMPANY'S ANNUAL REPORT ON FORM 10K FOR ITS FISCAL YEAR ENDED JULY 2, 1994; (IV) THE COMPANY'S AMENDMENTS ON FORM 10QA TO ITS QUARTERLY REPORTS ON FORMS 10Q FOR THE QUARTERS ENDED OCTOBER 1, 1994, DECEMBER 31, 1994, AND APRIL 1, 1995; AND (V) THE COMPANY'S REGISTRATION STATEMENT ON FORM 8-A DATED APRIL 3, 1994.

  ALL DOCUMENTS FILED BY THE COMPANY WITH THE COMMISSION PURSUANT TO SECTION 13(A), 13(C), 14 OR 15(D) OF THE EXCHANGE ACT AFTER THE DATE OF THIS PROSPECTUS AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE SECURITIES COVERED BY THIS PROSPECTUS SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS. ANY STATEMENT CONTAINED IN ANY DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT SUCH A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS PROSPECTUS.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS THAT HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY'S VICE PRESIDENT, FINANCE AND TREASURER, KEY TRONIC CORPORATION, N. 4424 SULLIVAN ROAD, SPOKANE, WASHINGTON 99216 (TELEPHONE: (509) 928-8000).

  "KEY TRONIC" IS A REGISTERED TRADEMARK OF THE COMPANY.


                                  RISK FACTORS

  THE FOLLOWING RISKS SHOULD BE CONSIDERED CAREFULLY IN ADDITION TO OTHER INFORMATION CONTAINED IN THIS FILING BEFORE PURCHASING THE COMMON STOCK OFFERED
HEREBY:

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

  THE COMPANY'S QUARTERLY OPERATING RESULTS HAVE VARIED IN THE PAST AND MAY VARY IN THE FUTURE DUE TO A VARIETY OF FACTORS, INCLUDING SUCCESS OF CUSTOMERS' PROGRAMS, TIMING OF NEW PROGRAMS, NEW PRODUCT INTRODUCTIONS OR TECHNOLOGICAL ADVANCES BY THE COMPANY AND ITS COMPETITORS AND CHANGES IN PRICING POLICIES BY THE COMPANY AND ITS COMPETITORS. FOR EXAMPLE, THE COMPANY RELIES ON CUSTOMERS' FORECASTS TO PLAN ITS BUSINESS. IF THOSE FORECASTS ARE OVERLY OPTIMISTIC, THE COMPANY'S REVENUES AND PROFITS MAY FALL SHORT OF EXPECTATIONS. CONVERSELY, IF THOSE FORECASTS ARE TOO CONSERVATIVE, THE COMPANY COULD HAVE AN UNEXPECTED INCREASE IN REVENUES AND PROFITS.

COMPETITION

  THE KEYBOARD AND OTHER INPUT DEVICE INDUSTRY IS INTENSELY COMPETITIVE. MOST OF THE COMPANY'S PRINCIPAL COMPETITORS ARE HEADQUARTERED IN JAPAN AND OTHER ASIAN COUNTRIES THAT HAVE A LOW COST LABOR FORCE. THOSE COMPETITORS MAY BE ABLE TO OFFER CUSTOMERS LOWER PRICES ON CERTAIN HIGH VOLUME PROGRAMS. THIS COULD RESULT IN PRICE REDUCTIONS, REDUCED MARGINS AND LOSS OF MARKET SHARE, ALL OF WHICH WOULD MATERIALLY AND ADVERSELY AFFECT THE COMPANY'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION. IN ADDITION, COMPETITORS CAN COPY THE COMPANY'S NON-PROPRIETARY DESIGNS AFTER THE COMPANY HAS INVESTED IN DEVELOPMENT OF PRODUCTS FOR CUSTOMERS, THEREBY ENABLING SUCH COMPETITORS TO OFFER LOWER PRICES ON SUCH PRODUCTS DUE TO SAVINGS IN DEVELOPMENT COSTS.

CONCENTRATION OF MAJOR CUSTOMERS

  AT PRESENT, THE COMPANY'S CUSTOMER BASE IS HIGHLY CONCENTRATED, AND THERE CAN BE NO ASSURANCE THAT ITS CUSTOMER BASE WILL NOT BECOME MORE CONCENTRATED. THREE OF THE COMPANY'S OEM CUSTOMERS ACCOUNTED FOR 21%, 11%, AND 10%, INDIVIDUALLY, OF NET SALES IN FISCAL 1994. IN 1993, THE SAME CUSTOMERS ACCOUNTED FOR 32%, 3% AND 0% OF THE COMPANY'S NET SALES.

  THERE CAN BE NO ASSURANCE THAT THE COMPANY'S PRINCIPAL CUSTOMERS WILL CONTINUE TO PURCHASE PRODUCTS FROM THE COMPANY AT CURRENT LEVELS. MOREOVER, THE COMPANY TYPICALLY DOES NOT ENTER INTO LONG-TERM VOLUME PURCHASE CONTRACTS WITH ITS CUSTOMERS, AND THE COMPANY'S CUSTOMERS HAVE CERTAIN RIGHTS TO EXTEND OR DELAY THE SHIPMENT OF THEIR ORDERS. THE LOSS OF ONE OR MORE OF THE COMPANY'S MAJOR CUSTOMERS OR THE REDUCTION, DELAY OR CANCELLATION OF ORDERS FROM SUCH CUSTOMERS COULD MATERIALLY AND ADVERSELY AFFECT THE COMPANY'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

DEPENDENCE ON KEY PERSONNEL

  THE COMPANY'S FUTURE SUCCESS DEPENDS IN LARGE PART ON THE CONTINUED SERVICE OF ITS KEY TECHNICAL, MARKETING AND MANAGEMENT PERSONNEL AND ON ITS ABILITY TO CONTINUE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES. THE COMPETITION FOR SUCH PERSONNEL IS INTENSE, AND THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE SUCCESSFUL IN ATTRACTING AND RETAINING SUCH PERSONNEL. IN ADDITION, THE COMPANY DOES NOT HAVE ANY EMPLOYMENT CONTRACTS WITH ITS KEY PERSONNEL. THE LOSS OF KEY EMPLOYEES COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

LITIGATION

  THE COMPANY CURRENTLY IS A PARTY TO APPROXIMATELY 108 LAWSUITS BROUGHT BY COMPUTER KEYBOARD USERS IN STATE AND FEDERAL COURTS. THESE LAWSUITS ALLEGE THAT SPECIFIC KEYBOARD PRODUCTS MANUFACTURED BY THE COMPANY WERE SOLD WITH MANUFACTURING, DESIGN AND WARNING DEFECTS WHICH CAUSED OR CONTRIBUTED TO THE CLAIMANTS' ALLEGED INJURIES, GENERALLY REFERRED TO AS REPETITIVE STRESS INJURIES
(RSI) OR CUMULATIVE TRAUMA DISORDERS (CTD). THE COMPANY BELIEVES IT HAS VALID DEFENSES TO THESE CLAIMS, AND IT WILL VIGOROUSLY DEFEND THEM. THESE LAWSUITS ARE IN THE EARLY STAGES OF DISCOVERY. AT THIS TIME, MANAGEMENT BELIEVES THAT IT IS NOT LIKELY THAT THE ULTIMATE OUTCOME OF THESE LAWSUITS WILL HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY'S FINANCIAL POSITION. HOWEVER, GIVEN THE LIMITED INFORMATION CURRENTLY AVAILABLE, THE COMPLEXITY OF THE LITIGATION, THE INHERENT UNCERTAINTY OF LITIGATION AND THE ULTIMATE RESOLUTION OF INSURANCE COVERAGE ISSUES, MANAGEMENT'S POSITION WILL CHANGE IF WARRANTED BY FACTS AND CIRCUMSTANCES.


TECHNOLOGICAL CHANGE AND NEW PRODUCT RISK

  THE MARKET FOR THE COMPANY'S PRODUCTS IS CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGY, EVOLVING INDUSTRY STANDARDS, FREQUENT NEW PRODUCT INTRODUCTIONS AND RELATIVELY SHORT PRODUCT LIFE CYCLES. THE INTRODUCTION OF PRODUCTS EMBODYING NEW TECHNOLOGIES OR THE EMERGENCE OF NEW INDUSTRY STANDARDS CAN RENDER EXISTING PRODUCTS OBSOLETE OR UNMARKETABLE. THE COMPANY'S SUCCESS WILL DEPEND UPON ITS ABILITY TO ENHANCE ITS EXISTING PRODUCTS AND TO DEVELOP AND INTRODUCE, ON A TIMELY AND COST-EFFECTIVE BASIS, NEW PRODUCTS THAT KEEP PACE WITH TECHNOLOGICAL DEVELOPMENTS AND EMERGING INDUSTRY STANDARDS AND ADDRESS EVOLVING AND INCREASINGLY SOPHISTICATED CUSTOMER REQUIREMENTS. FAILURE TO DO SO COULD SUBSTANTIALLY HARM THE COMPANY'S COMPETITIVE POSITION. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE SUCCESSFUL IN IDENTIFYING, DEVELOPING, MANUFACTURING AND MARKETING PRODUCTS THAT RESPOND TO TECHNOLOGICAL CHANGE, EMERGING INDUSTRY STANDARDS OR EVOLVING CUSTOMER REQUIREMENTS.

DILUTION

  AS OF DECEMBER 31, 1994, THERE WERE OUTSTANDING OPTIONS FOR THE PURCHASE OF 3,344,085 SHARES, OF WHICH OPTIONS FOR APPROXIMATELY 2,870,278 SHARES WERE VESTED AND EXERCISABLE. PURCHASERS OF THE COMMON STOCK OFFERED HEREBY WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION TO THE EXTENT OUTSTANDING OPTIONS TO PURCHASE THE COMPANY'S COMMON STOCK ARE EXERCISED.

POSSIBLE VOLATILITY OF STOCK PRICE

  THE STOCK PRICE OF THE COMPANY MAY BE SUBJECT TO WIDE FLUCTUATIONS AND POSSIBLE RAPID INCREASES OR DECLINES OVER A SHORT TIME PERIOD. THESE FLUCTUATIONS MAY BE DUE TO FACTORS SPECIFIC TO THE COMPANY SUCH AS VARIATIONS IN QUARTERLY OPERATING RESULTS OR CHANGES IN ANALYSTS' EARNING ESTIMATES, OR TO FACTORS RELATING TO THE COMPUTER INDUSTRY OR TO THE SECURITIES MARKETS IN GENERAL, WHICH, IN RECENT YEARS, HAVE EXPERIENCED SIGNIFICANT PRICE FLUCTUATIONS. THESE FLUCTUATIONS OFTEN HAVE BEEN UNRELATED TO THE OPERATING PERFORMANCE OF THE SPECIFIC COMPANIES WHOSE STOCKS ARE TRADED. INVESTORS IN THE COMPANY'S COMMON STOCK SHOULD BE WILLING TO INCUR THE RISK OF SUCH FLUCTUATIONS.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

  THE COMPANY'S COMMON STOCK IS QUOTED ON THE NASDAQ NATIONAL MARKET SYSTEM UNDER THE SYMBOL "KTCC". THE FOLLOWING TABLE SETS FORTH, FOR THE COMPANY'S FISCAL QUARTERS INDICATED, THE HIGH AND LOW CLOSING SALE PRICES PER SHARE OF THE COMMON STOCK AS REPORTED BY NASDAQ.

        1995                    HIGH                LOW

     1ST QUARTER              $11.500             $ 6.000
     2ND QUARTER              $11.000             $ 9.000
     3RD QUARTER              $14.375             $10.000

        1994                    HIGH                LOW

     1ST QUARTER              $10.750             $ 8.750
     2ND QUARTER              $ 9.250             $ 6.000
     3RD QUARTER              $ 9.000             $ 6.250
     4TH QUARTER              $ 8.000             $ 6.000

        1993                    HIGH                LOW

     1ST QUARTER              $ 7.125             $ 5.250
     2ND QUARTER              $10.500             $ 6.625
     3RD QUARTER              $12.875             $ 9.500
     4TH QUARTER              $14.000             $ 9.500

  THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS ON ITS COMMON STOCK DURING THE LAST TWO FISCAL YEARS. THE COMPANY CURRENTLY INTENDS TO RETAIN ITS EARNINGS FOR ITS BUSINESS AND DOES NOT ANTICIPATE PAYING ANY CASH DIVIDENDS ON ITS COMMON STOCK IN THE FORESEEABLE FUTURE. THE COMPANY'S ABILITY TO PAY DIVIDENDS IS LIMITED BY CERTAIN FINANCIAL COVENANTS IN THE COMPANY'S BANK LOAN AGREEMENTS.

  AS OF MARCH 31, 1995, THERE WERE APPROXIMATELY 1,715 COMMON SHAREHOLDERS OF RECORD.

CONTROL BY THE HILLER KEY TRONIC PARTNERS, L.P. AND THE HILLER GROUP

  HILLER KEY TRONIC PARTNERS, L.P. ("HKT PARTNERS") IS A LIMITED PARTNERSHIP CREATED BY THE HILLER GROUP, A CORPORATE MANAGEMENT ORGANIZATION. PURSUANT TO AN AGREEMENT BETWEEN THE HILLER GROUP AND THE COMPANY, STANLEY HILLER, JR., WHO CURRENTLY HAS A 66.73% INTEREST IN HKT PARTNERS, WAS APPOINTED AS A DIRECTOR, CHIEF EXECUTIVE OFFICER, AND CHAIRMAN OF THE COMPANY'S EXECUTIVE COMMITTEE IN FEBRUARY 1992 AND ACQUIRED THE RIGHT TO DESIGNATE THREE ADDITIONAL PERSONS TO BE APPOINTED TO THE COMPANY'S BOARD OF DIRECTORS. IN ADDITION, AFTER THE COMPLETION OF THE OFFERING, HKT PARTNERS WILL BENEFICIALLY OWN APPROXIMATELY 24% OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY. THIS CONCENTRATION OF OWNERSHIP, IN CONJUNCTION WITH THE AGREEMENT BETWEEN THE COMPANY AND THE HILLER GROUP, WILL ENABLE THE HILLER GROUP TO CONTINUE TO EXERT SIGNIFICANT CONTROL OVER CORPORATE ACTIONS AFTER THE SALE OF THE SHARES OFFERED HEREBY AND MAY HAVE THE EFFECT OF DELAYING OR PREVENTING A CHANGE IN CONTROL OF THE COMPANY.


                           BACKGROUND OF THE OFFERING

  IN MARCH 1992, IN CONNECTION WITH AN AGREEMENT ENTERED INTO BY AND BETWEEN THE HILLER GROUP AND LGZ, INC., A WASHINGTON CORPORATION 100% OWNED BY THE LEWIS G. ZIRKLE FAMILY ("LGZ"), LGZ GRANTED TO STANLEY HILLER, JR. AN OPTION (THE "LGZ OPTION"), SUBSEQUENTLY ASSIGNED IN JANUARY 1993, TO HKT PARTNERS TO PURCHASE 1,000,000 OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY OWNED BY LGZ, INC., AT A PRICE OF $6.00 PER SHARE. IN APRIL, 1995, THE LGZ OPTION WAS AMENDED BY HKT PARTNERS AND LGZ TO REDUCE THE UNDERLYING SHARES TO 750,000 AND TO EXTEND THE TERM OF THE OPTION TO JUNE 1, 1996. IN ADDITION, PURSUANT TO SUCH AMENDMENT (THE "LGZ AMENDMENT"), THE EXERCISE PRICE PER SHARE WAS RAISED TO $7.00 FOR OPTIONS EXERCISED BEFORE AUGUST 1, 1995, $8.00 FOR OPTIONS EXERCISED AFTER SUCH DATE BUT ON OR BEFORE JANUARY 1, 1996, AND $9.00 FOR OPTIONS EXERCISED AFTER JANUARY 1, 1996 BUT ON OR BEFORE JUNE 1, 1996. THE COMPANY DERIVED NO BENEFITS FROM AND INCURRED NO LIABILITIES OR EXPENSES IN CONNECTION WITH THE LGZ AMENDMENT. THE 750,000 OUTSTANDING SHARES UNDERLYING THE LGZ OPTION PLUS THE 250,000 SHARES HELD BY LGZ ARE THE SUBJECT SHARES OF THE OFFERING. SEE
"SELLING SHAREHOLDERS."

  IN APRIL 1992, THE COMPANY AND HKT PARTNERS ENTERED INTO A REGISTRATION RIGHTS AGREEMENT (THE "REGISTRATION RIGHTS AGREEMENT") PURSUANT TO WHICH HKT PARTNERS WAS GRANTED CERTAIN REGISTRATION RIGHTS WITH RESPECT TO THE COMMON STOCK, INCLUDING THE RIGHT TO CAUSE THE COMPANY TO EFFECT A FORM S-3 REGISTRATION WITH RESPECT TO THE COMMON STOCK HELD BY HKT PARTNERS. IN ADDITION, PURSUANT TO THE LGZ AMENDMENT, HKT PARTNERS REQUESTED AND THE COMPANY AGREED TO INCLUDE 250,000 SHARES OF THE COMPANY'S STOCK HELD BY LGZ IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. THE COMPANY HAS FILED SUCH REGISTRATION STATEMENT IN ACCORDANCE WITH ITS OBLIGATIONS TO HKT PARTNERS UNDER THE REGISTRATION RIGHTS AGREEMENT.


                                 INDEMNIFICATION

  THE COMPANY HAS AGREED TO INDEMNIFY HKT PARTNERS AND ITS CONTROL PERSONS AND LGZ WITH RESPECT TO CERTAIN LIABILITIES IN CONNECTION WITH THE SALE OF THE COMMON STOCK PURSUANT TO THIS PROSPECTUS, INCLUDING LIABILITIES UNDER THE SECURITIES ACT AND THE EXCHANGE ACT. IN ADDITION, HKT PARTNERS AND LGZ HAVE AGREED TO INDEMNIFY THE COMPANY, ITS DIRECTORS, OFFICERS, AGENTS AND CONTROL PERSONS AGAINST CERTAIN LIABILITIES INCURRED AS A RESULT OF INFORMATION PROVIDED BY HKT PARTNERS AND LGZ FOR USE IN THIS PROSPECTUS.


                          DESCRIPTION OF CAPITAL STOCK


COMMON STOCK

  THE COMPANY IS AUTHORIZED TO ISSUE 25,000,000 SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE. AS OF DECEMBER 31, 1994, THERE WERE 8,338,621 SHARES OF COMMON STOCK OUTSTANDING.

  THE HOLDERS OF COMMON STOCK ARE ENTITLED TO ONE VOTE FOR EACH SHARE HELD ON RECORD ON ALL MATTERS SUBMITTED TO A VOTE OF THE STOCKHOLDERS. HOLDERS OF COMMON STOCK DO NOT HAVE CUMULATIVE VOTING RIGHTS IN THE ELECTION OF DIRECTORS. HOLDERS OF COMMON STOCK ARE ENTITLED TO RECEIVE RATABLY SUCH DIVIDENDS, IF ANY, AS MAY BE DECLARED BY THE BOARD OF DIRECTORS OUT OF FUNDS LEGALLY AVAILABLE THEREFOR. HOLDERS OF COMMON STOCK DO NOT HAVE PREEMPTIVE RIGHTS OR RIGHTS TO CONVERT THEIR COMMON STOCK INTO ANY OTHER SECURITIES. IN THE EVENT OF A LIQUIDATION, DISSOLUTION OR WINDING UP OF THE COMPANY, HOLDERS OF COMMON STOCK HAVE THE RIGHT TO A RATABLE PORTION OF THE ASSETS, IF ANY, REMAINING AFTER PAYMENT OF LIABILITIES. ALL OUTSTANDING SHARES OF COMMON STOCK ARE FULLY PAID AND NONASSESSABLE.

  THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING COMMON STOCK IS REQUIRED TO APPROVE CERTAIN BUSINESS COMBINATIONS, INCLUDING MERGERS, CONSOLIDATIONS AND THE SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY, WITH OR TO ANY 5% OR GREATER SHAREHOLDER, AS WELL AS TO APPROVE CERTAIN AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION OF THE COMPANY. DURING SUCH TIME AS THERE IS SUCH 5% OR GREATER SHAREHOLDER, THE CONSENT OF ALL THE COMPANY'S SHAREHOLDERS, OR THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF SUCH SHAREHOLDERS PLUS TWO-THIRDS OF THE CONTINUING DIRECTORS, IS REQUIRED TO DISSOLVE VOLUNTARILY THE COMPANY.


                    TRANSFER AND WARRANT AGENT AND REGISTRAR

  THE COMPANY'S TRANSFER AGENT AND REGISTRAR FOR THE COMMON STOCK IS THE CHEMICAL TRUST COMPANY OF CALIFORNIA.


                              PLAN OF DISTRIBUTION

  THE SELLING SHAREHOLDERS MAY DISPOSE OF THE COMMON STOCK FROM TIME TO TIME IN ONE OR A COMBINATION OF THE FOLLOWING TRANSACTIONS: (A) A "BROKER'S TRANSACTION" WITHIN THE MEANING OF SECTION 4(4) OF THE SECURITIES ACT WHERE THE BROKER ACTS AS AGENT FOR THE SELLING SHAREHOLDERS AND RECEIVES ONLY THE NORMAL AND CUSTOMARY COMMISSIONS WITH REGARD TO SUCH TRANSACTION; (B) A TRANSACTION DIRECTLY WITH A "MARKET MAKER" WITHIN THE MEANING OF SECTION 3(A)(38) OF THE EXCHANGE ACT; (C) IN PRIVATELY NEGOTIATED TRANSACTIONS AT PRIVATELY NEGOTIATED PRICES; OR (D) BY GIFT. ANY COMMISSIONS OR DISCOUNTS PAID OR ALLOWED TO BROKERS, DEALERS OR AGENTS MAY BE CHANGED FROM TIME TO TIME.

  THE SELLING SHAREHOLDERS HAVE ADVISED THE COMPANY THAT DURING SUCH TIME AS THEY MAY BE ENGAGED IN THE ATTEMPT TO SELL COMMON STOCK REGISTERED HEREUNDER, THEY WILL: (I) NOT ENGAGE IN ANY STABILIZATION ACTIVITY IN CONNECTION WITH ANY OF THE COMPANY'S SECURITIES; (II) CAUSE TO BE FURNISHED TO EACH PERSON TO WHOM COMMON STOCK INCLUDED HEREIN MAY BE OFFERED, AND TO EACH BROKER-DEALER, IF ANY, THROUGH WHOM COMMON STOCK IS OFFERED, A COPY OF THIS PROSPECTUS, AS SUPPLEMENTED OR AMENDED; AND (III) NOT BID FOR OR PURCHASE ANY OF THE COMPANY'S SECURITIES OR ANY RIGHTS TO ACQUIRE THE COMPANY'S SECURITIES OR ATTEMPT TO INDUCE ANY PERSON TO PURCHASE ANY OF THE COMPANY'S SECURITIES OR RIGHTS TO ACQUIRE THE COMPANY'S SECURITIES OTHER THAN AS PERMITTED UNDER THE EXCHANGE ACT.

  THE SELLING SHAREHOLDERS, AND ANY OTHER PERSONS WHO PARTICIPATE IN THE SALE OF THE COMMON STOCK FROM TIME TO TIME, MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF SECTION 2(11) OF THE SECURITIES ACT. ANY COMMISSIONS PAID OR ANY DISCOUNTS OR CONCESSIONS ALLOWED TO ANY SUCH PERSONS, AND ANY PROFITS RECEIVED ON RESALE OF THE SECURITIES, MAY BE DEEMED TO BE UNDERWRITING DISCOUNTS OR COMMISSIONS UNDER THE SECURITIES ACT.

  THE COMPANY HAS AGREED TO MAINTAIN THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT UNTIL THE EARLIER OF (I) THE SALE OF ALL THE COMMON STOCK REGISTERED PURSUANT TO THIS PROSPECTUS OR (II) 120 DAYS FROM THE DATE OF THIS PROSPECTUS. NO SALES MAY BE MADE PURSUANT TO THIS PROSPECTUS AFTER SUCH DATE.


                              SELLING SHAREHOLDERS

  THE SELLING SHAREHOLDERS FOR WHOM THE COMPANY IS REGISTERING THE COMMON STOCK FOR RESALE TO THE PUBLIC ARE HKT PARTNERS AND LGZ. THE COMPANY WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF THE COMMON STOCK. PRIOR TO THE OFFERING, THE HKT PARTNERS BENEFICIALLY OWNED 3,289,301 SHARES OF COMMON STOCK OF THE COMPANY, OF WHICH 2,396,923 ARE SHARES SUBJECT TO PRESENTLY EXERCISABLE OPTIONS PURSUANT TO THE HILLER OPTION AGREEMENT (AS DEFINED BELOW) AND 750,000 SHARES, ALL SUBJECT SHARES OF THE OFFERING, ARE SUBJECT TO PRESENTLY EXERCISABLE OPTIONS PURSUANT TO THE LGZ OPTION. AFTER THE COMPLETION OF THE OFFERING, THE HKT PARTNERS WILL BENEFICIALLY OWN 2,539,301 SHARES OF COMMON STOCK OF THE COMPANY, CONSTITUTING APPROXIMATELY 24% OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY, ASSUMING THE EXERCISE OF ALL OPTIONS DIRECTLY OWNED BY THE HKT PARTNERS. PRIOR TO THE OFFERING, LGZ BENEFICIALLY OWNED 1,142,378 SHARES OF COMMON STOCK OF THE COMPANY, ALL OF WHICH ARE SUBJECT TO THE VOTING AGREEMENT WITH HKT PARTNERS DISCUSSED BELOW, AND 750,000 OF WHICH ARE SUBJECT TO PURCHASE BY HKT PARTNERS PURSUANT TO THE LGZ OPTION. FOLLOWING THE EXERCISE BY HKT PARTNERS OF THE LGZ OPTION, THESE 750,000 SHARES WILL BE SOLD BY HKT PARTNERS IN THE OFFERING. AN ADDITIONAL 250,000 SHARES WILL BE SOLD BY LGZ IN THE OFFERING. AFTER THE COMPLETION OF THE OFFERING, AND ASSUMING THE EXERCISE IN FULL OF THE LGZ OPTION, LGZ WILL BENEFICIALLY OWN 142,378 SHARES OF COMMON STOCK OF THE COMPANY, CONSTITUTING APPROXIMATELY 2% OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY.

  ON FEBRUARY 3, 1992, THE COMPANY APPROVED AN AGREEMENT WITH THE HILLER GROUP, A CORPORATE MANAGEMENT CORPORATION (THE "HILLER AGREEMENT"), UNDER WHICH STANLEY HILLER JR. AND OTHER MEMBERS OF THE HILLER GROUP WOULD BECOME INVOLVED IN THE MANAGEMENT OF THE COMPANY. UNDER THE HILLER AGREEMENT, MR. HILLER WAS APPOINTED A DIRECTOR, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE COMPANY'S EXECUTIVE COMMITTEE IN FEBRUARY 1992 AND ACQUIRED THE RIGHT TO DESIGNATE THREE ADDITIONAL PERSONS TO BE APPOINTED TO THE COMPANY'S BOARD OF DIRECTORS. UNDER THESE ARRANGEMENTS, MR. HILLER CURRENTLY RECEIVES NO SALARY FOR HIS SERVICES AS AN EXECUTIVE OFFICER AND DIRECTOR OF THE COMPANY, AND NO SUCH SALARY IS CURRENTLY ANTICIPATED TO BE PAID IN THE FORESEEABLE FUTURE. EVEN THOUGH MR. HILLER HAS THE TITLE OF CHIEF EXECUTIVE OFFICER, HE IS ACTING PRIMARILY IN HIS CAPACITY AS A MEMBER OF THE BOARD OF DIRECTORS. THE PRESIDENT & CHIEF OPERATING OFFICER, THOMAS CASON, PERFORMS THE FUNCTIONS OF THE OFFICE OF CHIEF EXECUTIVE. MR. HILLER SPENDS ONLY ABOUT 20% OF HIS TIME WORKING AT THE COMPANY. THIS TIME IS SPENT IN AREAS RELATING TO HIS ROLE AS A MEMBER OF THE VARIOUS COMMITTEES OF THE BOARD. HE IS NOT AN EMPLOYEE OF THE COMPANY NOR DOES HE RECEIVE OTHER BENEFITS EMPLOYEES OF THE COMPANY RECEIVE.

  IN CONNECTION WITH THE HILLER AGREEMENT, THE COMPANY ENTERED INTO AN OPTION AGREEMENT THE ("HILLER OPTION AGREEMENT"), WHICH WAS APPROVED BY THE COMPANY'S SHAREHOLDERS IN MAY 1992. THE HILLER OPTION AGREEMENT PROVIDES THAT THE HKT PARTNERS MAY PURCHASE FROM THE COMPANY UP TO 2,396,923 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $4.50 PER SHARE. PRIOR TO THE OFFERING, PURSUANT TO A VOTING AGREEMENT WITH LGZ, HKT PARTNERS ALSO SHARED VOTING CONTROL OVER 1,142,378 SHARES HELD BY LGZ, 750,000 OF WHICH ARE THE SHARES SUBJECT TO THE LGZ OPTION AS AMENDED. SEE "BACKGROUND OF THE OFFERING."

  HKT PARTNERS IS A WASHINGTON LIMITED PARTNERSHIP CREATED BY THE HILLER GROUP IN CONNECTION WITH THE HILLER OPTION AGREEMENT AND RELATED MATTERS. MR. HILLER, AS THE SOLE SHAREHOLDER OF HKT, INC., A WASHINGTON CORPORATION AND THE GENERAL PARTNER OF HKT PARTNERS, AND AS A GENERAL PARTNER OF HILLER INVESTMENT PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP AND A LIMITED PARTNER OF HKT PARTNERS, CURRENTLY HAS A 66.73% INTEREST IN HKT PARTNERS; ROYCE G. PEARSON, FORMER PRESIDENT AND A DIRECTOR OF THE COMPANY, CURRENTLY HAS A 6.5% INTEREST IN HKT PARTNERS AS A LIMITED PARTNER. THE FOLLOWING DIRECTORS HAVE A .5% OWNERSHIP INTEREST IN HKT PARTNERS: ROBERT H. CANNON, JR., MICHAEL R. HALLMAN, KENNETH F. HOLTBY, DALE F. PILZ, CLARENCE W. SPANGLE AND WILLIAM E. TERRY. IN ADDITION, THOMAS W. CASON, THE PRESIDENT AND CHIEF OPERATING OFFICER, HAS A 10.3% OWNERSHIP INTEREST IN HKT PARTNERS. EACH PARTNER OF HKT PARTNERS WILL SHARE IN THE ECONOMIC BENEFIT OF THE HILLER OPTION AGREEMENT AND THE LGZ OPTION (INCLUDING ANY APPRECIATION IN THE VALUE OF SHARES SUBJECT TO THE HILLER OPTION AGREEMENT AND THE LGZ OPTION ABOVE THE EXERCISE PRICE OF SUCH OPTIONS) TO THE EXTENT OF THEIR RESPECTIVE PARTNERSHIP INTEREST.


                                  LEGAL MATTERS

  THE VALIDITY OF THE COMMON STOCK OFFERED HEREBY WILL BE PASSED UPON FOR THE COMPANY BY MORRISON & FOERSTER, PALO ALTO, CALIFORNIA. AS OF THE DATE OF THIS PROSPECTUS, STEPHEN M. TENNIS, A PARTNER OF MORRISON & FOERSTER, HELD A 1.5% LIMITED PARTNERSHIP INTEREST IN HKT PARTNERS.


                                     EXPERTS

EXPERTS

  THE FINANCIAL STATEMENTS AND THE RELATED FINANCIAL STATEMENT SCHEDULES INCORPORATED IN THIS PROSPECTUS BY REFERENCE FROM THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JULY 2, 1994 HAVE BEEN AUDITED BY DELOITTE & TOUCHE, INDEPENDENT AUDITORS, AS STATED IN THEIR REPORT, WHICH IS INCORPORATED HEREIN BY REFERENCE, AND HAVE BEEN SO INCORPORATED IN RELIANCE UPON THE REPORT OF SUCH FIRM GIVEN UPON THEIR AUTHORITY AS EXPERTS IN ACCOUNTING AND AUDITING.

  WITH RESPECT TO THE UNAUDITED FINANCIAL INFORMATION FOR THE QUARTERS ENDED OCTOBER 1, 1994 AND DECEMBER 31, 1994 WHICH ARE INCORPORATED HEREIN BY REFERENCE, DELOITTE & TOUCHE HAVE APPLIED LIMITED PROCEDURES IN ACCORDANCE WITH PROFESSIONAL STANDARDS FOR A REVIEW OF SUCH INFORMATION. HOWEVER, AS STATED IN THEIR REPORTS INCLUDED IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERS ENDED OCTOBER 1, 1994 AND DECEMBER 31, 1994 AND INCORPORATED BY REFERENCE HEREIN, THEY DID NOT AUDIT AND THEY DO NOT EXPRESS AN OPINION ON THAT INTERIM FINANCIAL INFORMATION. ACCORDINGLY, THE DEGREE OF RELIANCE ON THEIR REPORTS ON SUCH INFORMATION SHOULD BE RESTRICTED IN LIGHT OF THE LIMITED NATURE OF THE REVIEW PROCEDURES APPLIED. DELOITTE & TOUCHE ARE NOT SUBJECT TO THE LIABILITY PROVISIONS OF SECTION 11 OF THE SECURITIES ACT OF 1933 FOR THEIR REPORTS ON THE UNAUDITED FINANCIAL INFORMATION BECAUSE THOSE REPORTS ARE NOT "REPORTS" OR A "PART" OF THE REGISTRATION STATEMENT PREPARED OR CERTIFIED BY AN ACCOUNTANT WITHIN THE MEANING OF SECTIONS 7 AND 11 OF THE ACT.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  THE FOLLOWING TABLE SETS FORTH THE VARIOUS EXPENSES PAYABLE BY THE COMPANY IN CONNECTION WITH THE SALE AND DISTRIBUTION OF THE COMMON STOCK BEING REGISTERED. ALL AMOUNTS SHOWN ARE ESTIMATES, EXCEPT THE REGISTRATION FEE.

       REGISTRATION FEE                   $  3,707
       LEGAL FEES AND EXPENSES            $ 25,000
       ACCOUNTING FEES AND EXPENSES       $ 10,000
       MISCELLANEOUS                      $ 10,000

                 TOTAL                    $ 48,707


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  THE AMENDED AND RESTATED ARTICLES OF THE COMPANY PROVIDE THAT, TO THE FULLEST EXTENT PERMITTED BY THE WASHINGTON BUSINESS CORPORATION ACT, THE DIRECTORS OF THE COMPANY SHALL NOT BE LIABLE TO THE COMPANY OR ITS SHAREHOLDERS FOR MONETARY DAMAGES FOR CONDUCT AS DIRECTORS OF THE COMPANY.

  THE AMENDED AND RESTATED BY-LAWS OF THE COMPANY PROVIDE THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY SHALL INDEMNIFY AND HOLD HARMLESS PERSONS WHO ARE DIRECTORS AND OFFICERS OF THE COMPANY WHO ARE PARTIES TO OR INVOLVED IN LEGAL PROCEEDINGS IN CONNECTION WITH THEIR STATUS AS SUCH.


ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  4.1 REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 29, 1992, BY AND AMONG THE COMPANY AND THE HILLER KEY TRONIC PARTNERS.

  4.2 OPTION AGREEMENT, DATED AS OF MARCH 3, 1992, BETWEEN STANLEY HILLER AND LGZ, INC. AND ASSIGNMENT OF THE OPTION GRANTED THEREIN HILLER KEY TRONIC PARTNERS L.P.

  4.3 AMENDMENT TO OPTION AGREEMENT, DATED AS OF APRIL 6, 1995, BY AND AMONG HILLER KEY TRONIC PARTNERS, L.P., LGZ, INC., AND THE COMPANY.

  5.1  OPINION OF MORRISON & FOERSTER.

 23.1  CONSENT OF DELOITTE & TOUCHE LLP.

 23.2  CONSENT OF MORRISON & FOERSTER (INCLUDED IN EXHIBIT 5.1).

 24.1  POWERS OF ATTORNEY (SEE PAGE II-3 AND II-4).


ITEM 17.     UNDERTAKINGS.

  INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS, AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE PROVISIONS DESCRIBED IN ITEM 14 OF THIS REGISTRATION STATEMENT OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER, OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER, OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

   THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     (1) TO FILE, DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT TO INCLUDE ANY MATERIAL INFORMATION WITH RESPECT TO THE PLAN OF DISTRIBUTION NOT PREVIOUSLY DISCLOSED IN THEIR REGISTRATION STATEMENT OR ANY MATERIAL CHANGE TO SUCH INFORMATION IN THE REGISTRATION STATEMENT.

     (2) THAT FOR THE PURPOSE OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH SUCH POST-EFFECTIVE AMENDMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF; AND

     (3) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED WHICH REMAIN UNSOLD AT THE TIME OF THE OFFERING.

   THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES THAT, FOR PURPOSES OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH FILING OF THE REGISTRANT'S ANNUAL REPORT PURSUANT TO SECTION 13(A) OR SECTION 15(D OF THE SECURITIES EXCHANGE ACT OF 1934 (AND, WHERE APPLICABLE, EACH FILING OF AN EMPLOYEE BENEFIT PLAN'S ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934) THAT IS INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.


                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN SPOKANE, STATE OF WASHINGTON, ON THE 19TH DAY OF MAY 1995.

                                   KEY TRONIC CORPORATION

                                   RONALD F. KLAWITTER



                                   /S/ RONALD F. KLAWITTER

                                   VICE PRESIDENT, FINANCE
                                   AND TREASURER



  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                TITLE                             DATE

/S/ STANLEY HILLER, JR.*
STANLEY HILLER, JR.      CHIEF EXECUTIVE OFFICER AND     MAY 19, 1995
                         DIRECTOR (PRINCIPAL EXECUTIVE
                         OFFICER)

RONALD F. KLAWITTER      VICE PRESIDENT, FINANCE AND     MAY 19, 1995
                         TREASURER (PRINCIPAL FINANCIAL
                         AND ACCOUNTING OFFICER)

/S/ THOMAS W. CASON*
THOMAS W. CASON          PRESIDENT, CHIEF OPERATING      MAY 19, 1995
                         OFFICER AND DIRECTOR


/S/ WENDELL J. SATRE*
WENDELL J. SATRE         CHAIRMAN OF THE BOARD           MAY 19, 1995


/S/ ROBERT H. CANNON, JR.*
ROBERT H. CANNON, JR.    DIRECTOR                        MAY 19, 1995


/S/ MICHAEL R. HALLMAN*
MICHAEL R. HALLMAN       DIRECTOR                        MAY 19, 1995


/S/ KENNETH F. HOLTBY*
KENNETH F. HOLTBY        DIRECTOR                        MAY 19, 1995


/S/ROYCE G. PEARSON*
ROYCE G. PEARSON         DIRECTOR                        MAY 19, 1995


/S/ DALE F. PILZ*
DALE F. PILZ             DIRECTOR                        MAY 19, 1995


/S/ YACOV A. SHAMASH*
YACOV A. SHAMASH         DIRECTOR                        MAY 19, 1995


/S/ CLARENCE W. SPANGLE*
CLARENCE W. SPANGLE      DIRECTOR                        MAY 19, 1995


/S/ WILLIAM E. TERRY*
WILLIAM E. TERRY         DIRECTOR                        MAY 19, 1995


/S/ LEWIS G. ZIRKLE*
LEWIS G. ZIRKLE          DIRECTOR                        MAY 19, 1995


* BY: /S/ RONALD F. KLAWITTER

      RONALD F. KLAWITTER
      ATTORNEY-IN-FACT



                                  EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION                         SEQUENTIALLY
                                                        NUMBERED PAGE

 4.1*     REGISTRATION RIGHTS AGREEMENT, DATED AS
          OF APRIL 29, 1992, BY AND AMONG THE
          COMPANY AND THE HILLER KEY TRONIC PARTNERS.

 4.2*     OPTION AGREEMENT, DATED AS OF MARCH 2, 1992,
          BETWEEN STANLEY HILLER AND LGZ, INC. AND
          ASSIGNMENT OF THE OPTION GRANTED THEREIN TO
          HILLER KEY TRONIC PARTNERS L.P.

 4.3      AMENDMENT TO OPTION AGREEMENT, DATED APRIL 6,
          1995, BY AND AMONG HILLER KEY TRONIC PARTNERS,
          L.P., LGZ, INC. AND THE COMPANY.

 5.1*     OPINION OF MORRISON & FOERSTER.

 23.1*    CONSENT OF DELOITTE & TOUCHE LLP.

 23.2     CONSENT OF MORRISON & FOERSTER INCLUDED IN
          EXHIBIT 5.1).

 24.1*    POWERS OF ATTORNEY (SEE PAGE II-3 AND II-4).

* PREVIOUSLY FILED



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    EXHIBITS
                                       TO
                                    FORM S-3




                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933





                             KEY TRONIC CORPORATION